Exhibit 24

                  POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Marilyn Post and Rachel Berke, signing singly, the undersigned's true and lawful attorneys-in-fact to execute and file for and on behalf of the undersigned, any reports on Forms 3, 4, and 5 (including any amendments thereto) with respect to ownership of securities of Blockbuster Inc.
(the "Company") that the undersigned may be required to file in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of August, 2002.

                          /s/ EDWARD B. STEAD
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                                  Signature